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                                                              EXHIBIT 10.1(b)

                                   DEMAND NOTE

$3,500,000.00                                              Boston, Massachusetts
                                                               February 11, 1999

        For value received, the undersigned, Stocker & Yale, Inc., a Massachusetts corporation (the "BORROWER"), hereby promises to pay ON DEMAND, and if demand is not sooner made, then as provided in the Credit Agreement (defined below), to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "LENDER"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Five Hundred Thousand ($3,500,000.00) Dollars or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the "CREDIT AGREEMENT") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement.

        This Note may be prepaid only in accordance with the Credit Agreement.

        This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Demand Note referred to in the Credit Agreement.

        This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

        The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

        Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                     STOCKER & YALE, INC.


                                     By: /s/ MARK W. BLODGETT
                                        ----------------------------------------
                                        Mark W. Blodgett, Chairman of the Board
                                        and Chief Executive Officer